                                                                   Exhibit 10.13


                                   AGREEMENT
                                   ---------

     THIS AGREEMENT entered into by and between the following parties, to wit:
INTERCAPITAL GLOBAL FUND, LTD., an Antiguan IBC, doing business as THE ONLINE CASINO, hereinafter referred to as "INTERCAPITAL"; and DISCOUNT CHARGE CARD, LTD. or assigns, an Antiguan IBC, hereinafter referred to as "DCC, is as follows:

     WHEREAS, INTERCAPITAL is the owner of Internet theme web sites called (ONLINECASINO.COM,
ONLINESPORTSBOOK.COM, BINGOONTHENET.COM and other domain names as they may own in the future); and

     WHEREAS, DCC is in the advertising, media, and barter business and is willing to trade advertising media to INTERCAPITAL; and

     WHEREAS, all the parties are desirous of reducing this understanding to writing;

     NOW THEREFORE IN CONSIDERATION FOR THE MUTUAL PROMISES CONTAINED HEREIN AND TEN AND 00/100 ($10.00) DOLLARS IN HAD PAID.

     1. DCC agrees to provide up to $5,000,000.00 Five Million Dollars worth of advertising media to INTERCAPITAL, from DCC current and future inventory to market the INTERCAPITAL web sites. The First Tranche media shall consist of $1,000,000.00 One Million Dollars and the Second Tranche media shall be for up to 4,000,000.00 Four Million Dollars. The Second Tranche shall be at the option of both parties and must be agreed to in writing.

     2. INTERCAPITAL agrees to provide the corresponding dollar amount in I-Chips for each dollar of advertising media provided by DCC under the First or Second Tranche. INTERCAPITAL agrees to guarantee the total payment of all I-Chips and payouts to DCC members who play on the INTERCAPITAL web site.

     3. After the First Tranche as described above, DCC, if agreed to by both parties, shall provide INTERCAPITAL with advertising media placement up to an additional

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        $4,000,000.00 Four Million Dollars under the Second Tranche from DCC current and future inventory, and INTERCAPITAL agrees to provide the corresponding dollar amount in I-Chips for each dollar of advertising media provided by DCC.

     4. All media placement shall be according to monthly media and/or goods and services schedules developed jointly by the parties, and approved by INTERCAPITAL prior to placement.

     5. DCC shall have the right to allow credits to be utilized by DCC members or any other entities, in DCC's sole discretion, for the purchase of the following from INTERCAPITAL:

        a. Except as otherwise provided herein, Internet casino/gaming credits of not more than Five Hundred and no/100 Dollars ($500.00) per day per member, with a monthly limit of Four Thousand and no/100 Dollars ($4,000.00), which can be increased by providing the additional information as required under Antiguan law. The following rules and/or restrictions will apply to the use of all such credits:

         (1) The DCC member will setup an account with DCC, and purchase from DCC's Web site, E-Dollar credits (E-Dollar credits are the DCC form of currency on their virtual mall web site) which may be redeemed at any INTERCAPITAL web site by the member providing his/her DCC online account number as a form of payment on its Internet sites and INTERCAPITAL agrees to process all DCC charges through DCC's processor.

         (2) The member will be allowed to place up to $500.00 per day in E-Dollars pursuant to Section (5) (a) against the DCC credit in wagers with INTERCAPITAL's theme sites for use at the casinos, sportsbook, or any other available wagering options that may be offered through the INTERCAPITAL theme web sites. Any additional bets over the $500.00 per day will be collected by INTERCAPITAL according to INTERCAPITAL's

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

              standard procedures and will not be applied against the DCC credit.

         (3) The credits issued will be "non-negotiable." That is, the credits may not be redeemed for cash, and will be accepted for wagering on INTERCAPITAL's Internet theme sites only.

         (4) Whenever the member loses a wager, where the non-negotiable credit is in play, the non-negotiable credit will be surrendered to the house. If the member wins a wager where a non-negotiable credit is in play, the member shall retain the non-negotiable credit, and INTERCAPITAL would pay the winning hand with a cash credit, and the non-negotiable credit shall remain with the member.

         (5) Unused non-negotiable credits may only be redeemed by the INTERCAPITAL cashier for a DCC credit voucher equal to the amount of all remaining credits. This credit can be transferred back to the DCC Web site.

         (6) Any cash credits accumulated by a member may be redeemed for a credit on a national credit card or be paid by check pursuant to INTERCAPITAL's standard policies for redeeming cash credit balances. Failure by INTERCAPITAL to make payments within 14 days of a request to cash out shall be a material breach of this Agreement.

       b. The $500.00 limit shall apply to all DCC members except Robert Roth, Darleen Roth Ric Roth, and Mark Mechanic, whose limit for each shall be $5,000.00 per day.

   6. Both media provided to INTERCAPITAL and credits provided to DCC shall be good until used and there shall be no time limit on such use by either party. Moreover, credits shall be as good as cash, except for the limits provided herein, and they shall be accepted for payment at all times, including in conjunction with specials, promotions, or other discounts offered by INTERCAPITAL to the general public including any bonuses. INTERCAPITAL agrees to continuously accept the DCC credits on its Internet theme

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

       sites from its date of commencement until such time as the credits under this agreement are exhausted or until this Agreement is terminated in accordance with its terms.

   7. It is understood that in order for DCC to enter into this Agreement and create a system in which to facilitate the sale of the credits, INTERCAPITAL has agreed to do the following. Failure of INTERCAPITAL to comply with any of the terms in this section shall constitute a default by INTERCAPITAL under this Agreement:

        a) INTERCAPITAL shall provide all necessary computer programming to facilitate the DCC I-Chip redemption at INTERCAPITAL's expense.

        b) INTERCAPITAL shall track the non-negotiable credits in the members account and provide all the necessary programming to accurately track both the non-negotiable credits and negotiable credits at INTERCAPITAL's expense.

        c)  INTERCAPITAL shall provide real time reporting to all DCC members.

        d) DCC shall be allowed to audit its member accounts with INTERCAPITAL with reasonable notice.

   8. INTERCAPITAL recognizes that DCC intends to market INTERCAPITAL in various ways including, but not limited to, advertising in public electronic and print media throughout the world. Accordingly, INTERCAPITAL agrees to the use of its trade names, "ONLINECASINO.COM, ONLINESPORTSBOOK.COM, BINGOONTHENET.COM" and any other trade names that INTERCAPITAL may use in the future, in DCC's marketing activities, including publication in any of DCC's marketing materials. DCC agrees to provide INTERCAPITAL with a draft of the copy to be used in the publication or marketing material, prior to publication, for INTERCAPITAL's prior written approval, which will not be unreasonably withheld. INTERCAPITAL agrees to prominently display as a form of payment and a banner, DCC's logo on its Internet site, and to distribute DCC membership materials to its customers if so requested.

   9. If in the event INTERCAPITAL discontinues its Internet theme sites and/or any Federal, State, or Local United States authority rules that the arrangement herein may be in violation of any laws of the United States of America, then DCC shall have the right to immediately call due and payable any outstanding balance owed at that time by INTERCAPITAL in cash. Media and/or goods and services which have, at the point of termination, been provided to INTERCAPITAL by DCC, in excess of DCC member charges (i.e. "positive credit balance"), will be paid in cash to DCC at a rate of 65% of the balance outstanding, within 7 days after written or electronic mail notice. Media and/or other goods and services, which have not yet been provided to INTERCAPITAL under the agreement, will be canceled.

        At the point of termination, if there exists a negative credit balance (i.e. DCC member charges exceed INTERCAPITAL's credit commitment pursuant to this agreement, then DCC shall remit to INTERCAPITAL, upon written or electronic notice, an amount equal to 50% of the outstanding negative balance after all existing outstanding I-Chips and cash credits have been used or paid to the DCC members.

        In either case, and in connection with this paragraph, once payment is made, there will be no further obligation by either party to the other.

   10. Either party may assign this Agreement with the prior written approval of the other party, which approval will not be unreasonably withheld. Either party may assign this Agreement without the prior written approval of the other party in the event of sale or merger of substantially all the business assets as long as the new company is as financially capable of performing under the terms of this Agreement. The assignee shall have the rights and be bound by all of the terms and conditions of this Agreement and shall execute a written agreement pursuant to which the assignee shall become a party to this Agreement.

   11. If DCC does not provide creative or production services to INTERCAPITAL, then DCC shall have no responsibility for such work used in the placement of advertising for INTERCAPITAL pursuant to this Agreement. In that case,

        DCC's sole responsibility to INTERCAPITAL is to obtain, and pay for all direct advertising costs, or other goods and services, to which the parties may agree from time to time. If DCC provides creative or production services to INTERCAPITAL, then DCC will first obtain approval from INTERCAPITAL, prior to the placement of advertising for INTERCAPITAL pursuant to this Agreement. DCC shall be entitled to a mutually agreeable fee, payable in cash by INTERCAPITAL, for any creative or production services

   12. Refusal by INTERCAPITAL of any DCC member credits on its Internet theme sites for any reason shall constitute a default under this Agreement, with the following exceptions:

        a. If DCC has indicated that the member's credits are invalid, and has instructed INTERCAPITAL not to accept the member's credits.

        b. If the member's charges in any visit exceed the limit that DCC has set for INTERCAPITAL.

        c. If INTERCAPITAL's business has experienced an interruption, either planned or unplanned, due to natural disaster; state of emergency; major telecommunications, satellite or ISP failure; or other significant event beyond INTERCAPITAL's ability to influence, control or predict. In those instances where interruptions are foreseeable (e.g., scheduled server maintenance, system testing, etc.) INTERCAPITAL shall so notify DCC at least 30 days prior to interruption, in writing. In any such case, INTERCAPITAL will provide DCC with as much advance notice as possible.

        d.   If DCC has breached its obligations under this Agreement.

        e. If this Agreement has expired pursuant to its terms or has been terminated by the parties, as provided herein.

        f. If refusal was the result of a good faith mistake on INTERCAPITAL's part.

    13. If INTERCAPITAL experiences an interruption in business for a period of 90 days or longer, DCC may demand payment, in cash, pursuant to the terms governing INTERCAPITAL's termination rights, hereunder, as set forth in Section 9 and may cancel all advertising media previously placed.

    14. INTERCAPITAL will prepare a detailed report, as designated by DCC, on a daily basis. INTERCAPITAL will transmit electronically by email to DCC all such transactions (data fields and report format to be mutually agreed to by both parties). DCC shall provide a monthly statement of all advertising media placed and run by INTERCAPITAL.

    15. In the case of default or breach by INTERCAPITAL, DCC, at its option, may cancel all advertising media currently placed and/or running.

    16. INTERCAPITAL will notify DCC in writing by certified mail, return receipt requested, with 30 days notice, when it projects, based on historical usage rates, that INTERCAPITAL's DCC credit balance is anticipated to be Zero dollars ($0.00). After such notice, DCC shall have forty-five (45) days to notify its members and INTERCAPITAL will continue accepting the DCC member credits during the forty-five (45) day period. In the event that DCC charges are made in excess of INTERCAPITAL media usage, INTERCAPITAL may accept additional goods and/or services from DCC inventory, or request 50% payment in cash for such overages incurred during the balance of the forty-five (45) day period after all existing outstanding I-Chips and cash credits have been used or paid to the DCC members . Acceptance of the DCC member credits and cash payment in lieu of goods and/or services past the forty-five (45) day period will be made at INTERCAPITAL's sole discretion.

   17. All press releases concerning this Agreement which the parties individually or jointly wish to disseminate shall require the approval of both parties, which approval shall not be unreasonably withheld. TTLN agrees that it will not use the name of RMR or Robert Roth in connection with any public press releases.

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

   18. INTERCAPITAL agrees that, during the term of this Agreement and for twelve (12) months after the date of termination or expiration hereof, it shall not offer employment to, employ, or endeavor to entice away from DCC or any third party providing services to DCC in connection with this Agreement any person who worked principally on this program or interfere in any way with the employment or contractual relationship between such person and DCC.

          DCC agrees that during the term of this Agreement and for twelve (12) months after the date of termination or expiration hereof, it shall not offer employment to, employ, or endeavor to entice away from INTERCAPITAL any person employed by INTERCAPITAL or TTLN during the term of this Agreement who worked on the INTERCAPITAL program or interfere in any way with the employment relationship between such employee and INTERCAPITAL.

   19. Neither party nor its suppliers, subcontractors, affiliates, subsidiaries, or parent corporation shall be liable for any indirect, incidental, reliance, special or consequential damages (including among other things, lost profits) sustained or incurred in connection with this Agreement unless agreed to in writing by such party; this Agreement does not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right or privilege.

   20. Neither this Agreement nor any term or provision thereof may be changed, waived, discharged, or terminated orally, or in any manner other than by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.

    21. This Agreement shall be binding upon and inure to the benefit of the respective parties, and their successors and assigns, heirs and personal representatives, except as otherwise provided herein.

    22. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

    23. If a dispute develops hereunder, the prevailing party shall be entitled to attorney's fees and costs at all states of any proceeding or litigation. This agreement shall be construed and governed by Florida law and, subject to Section 23, the parties consent to the jurisdiction of Florida courts to determine any disputes arising hereunder. Further, the parties consent to venue in Miami-Dade County.

    24. The parties hereby agree that if a dispute develops hereunder between the parties, they agree to submit said dispute for resolution to the American Arbitration Association (AAA) in Miami, Florida for binding arbitration in accordance with the rules thereof. Any decision may be established in a court of competent jurisdiction. The prevailing party shall be entitled to reasonable attorney's fees and costs, which the parties hereby agree may be awarded by the arbitrator

    25. The parties agree that, notwithstanding anything to the contrary contained in this Agreement, in the event of a breach of this Agreement by either party, the parties shall be entitled to any and all legal and equal remedies.

    26. All notices, demands and other communications given hereunder shall be in writing and shall be deemed to have been duly given upon (1) hand delivery or (2) on the first business day after delivery of the same to an express courier or (3) by mailing U.S. certified mail, return receipt requested, postage prepaid, addressed as follows:

          The Parties:

          INTERCAPITAL GLOBAL FUND, LTD.
          1411 Peel Street
          Suite 500
          Montreal, Quebec, Canada H3A 1S5
          514-842-6999

          With copy to:  Irwin Latner, Esquire
          Sadis & Goldberg, LLC
          463 7th Avenue, Suite 1601
          New York, NY 10018
          212-947-3793
          212-947-3796 fax

          DISCOUNT CHARGE CARD, LTD.
          60 Nevis Street, Box
          St, Johns, Antigua


          With copy to:     David M. Goldstein, Esquire
                            100 SE 2nd Street, Suite 2750
                            Miami, Florida 33131
                            305-372-3535
                            305-577-8232 fax

         or such other address or to such other person as any party shall designate to the others for such purpose in the manner herein above set forth.

   27. If any provision or any portion of any provision of this Agreement, or the application of any such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portion of such provision and remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

           IN WITNESS WHEREOF, the parties to this Agreement by their duly authorized representatives have executed this Agreement in one or more counterpart(s) as of this 13th day of June, 2000. This Agreement supercedes any and all prior agreements between the parties.


         Witnessed:            AS TO THE PARTIES:


                               INTERCAPITAL GLOBAL FUND, LTD.

__________________             By:  ________________________

__________________                  ___________________, President

                               DISCOUNT CHARGE CARD, LTD.

[SIGNATURE APPEARS HERE]           [SIGNATURE APPEARS HERE]
________________________       By:  _________________________

                                   AGREEMENT
                                   ---------

        THIS AGREEMENT entered into by and between the following parties, to wit: TOTAL ENTERTAINMENT, INC an Indiana corporation, hereinafter referred to as "TTLN"; and RMR ADVERTISING, INC., a Florida corporation, hereinafter referred to as "RMR", is as follows:

        WHEREAS, TTLN is a public company listed on the OTC Bulletin Board Market maintained by NASDAQ, trading under the symbol of "TTLN", and

        WHEREAS, RMR is in the advertising, media, and barter business, and

        WHEREAS, all the parties are desirous of reducing this understanding to writing;

        NOW THEREFORE IN CONSIDERATION FOR THE MUTUAL PROMISES CONTAINED HEREIN AND TEN AND 00/100 ($10.00) DOLLARS IN HAD PAID.

   1. Intercapital Global Fund, Ltd. ("INTERCAPITAL"), a wholly owned subsidiary of TTLN and Discount Charge Card, Ltd. ("DCC"), wholly owned by Robert Roth who, in addition wholly owns RMR, have entered into an agreement attached as Addendum "A" hereto.

    2. TTLN agrees to guarantee all payments due, if any, by INTERCAPITAL to DCC under the attached Agreement. Failure of TTLN to make such payments within 7 days of written notice shall constitute default by TTLN under this Agreement. Payments include any outstanding monies due DCC or its members including, but not limited to, the total payment of all I-Chips and payouts to DCC members who play on the INTERCAPITAL web site and any monies due which a court or arbitrator has ruled INTERCAPITAL to pay DCC.

   3. RMR agrees to guarantee all payments due, if any, by DCC to INTERCAPITAL under the attached Agreement. Failure of RMR to make such payments within 7 days of written notice shall constitute default by RMR under this Agreement. In addition, RMR agrees to guarantee to provid e all advertising media placement by DCC to INTERCAPITAL under the attached Agreement. Payments include, but are not limited to, any monies due which a court or arbitrator has ruled DCC to pay INTERCAPITAL.

   4. All press releases concerning this Agreement which the parties individually or jointly wish to disseminate shall require the approval of both parties, which approval shall not be unreasonably withheld. TTLN agrees that it will not use the name of RMR or Robert Roth in any public press releases.

   5. Either party may assign this Agreement with the prior written approval of the other party, which approval will not be unreasonably withheld. Either party may assign this Agreement without the prior written approval of the other party in the event of sale or merger of substantially all the business assets as long as the new company is as financially capable of performing under the terms of this Agreement. The assignee shall have the rights and be bound by all of the terms and conditions of this Agreement and shall execute a written agreement pursuant to which the assignee shall become a party to this Agreement.

   6. Neither this Agreement nor any term or provision thereof may be changed, waived, discharged, or terminated orally, or in any manner other than by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.

   7. This Agreement shall be binding upon and inure to the benefit of the respective parties, and their successors and assigns, heirs and personal representatives, except as otherwise provided herein.

   8. This agreement shall be construed and governed by Florida law and, subject to Paragraph 8, the parties consent to the jurisdiction of Florida courts to determine any disputes arising hereunder. Further, the parties consent to venue in Miami-Dade County.

   9. The parties hereby agree that if a dispute develops hereunder between the parties, they agree to submit said dispute for resolution to the American Arbitration Association (AAA) in Miami, Florida for binding arbitration in accordance with the rules thereof. Any decision may be established in a court of competent jurisdiction. The prevailing party shall be entitled to reasonable attorney's fees and costs, which the parties hereby agree may be awarded by the arbitrator.

   10. The parties agree that, notwithstanding anything to the contrary contained in this Agreement, in the event of a breach of this Agreement by either party, the parties shall be entitled to any and all legal and equal remedies. The prevailing party shall be entitled to attorney's fees and costs at all states of any proceeding or litigation.

   11. All notices, demands and other communications given hereunder shall be in writing and shall be deemed to have been duly given upon (1) hand delivery or (2) on the first business day after delivery of the same to an express courier or (3) after the third business day after mailing U.S. certified mail, return receipt requested, postage prepaid, addressed as follows:

               The Parties:

               TOTAL ENTERTAINMENT, INC.
               1411 Peel Street
               Suite 500
               Montreal, Quebec, Canada H3A 1S5
               514-842-6999

               With copy to:      Irwin Latner, Escuire
                                  Sadis & Goldberg, LLC
                                  463 7th Avenue, Suite 1601
                                  New York, NY 10018
                                  212-947-3793
                                  212-947-3796 fax

     RMR ADVERTISING, INC.
     600 NE 36th Street
     Miami, FL 33137
     305-573-2800
     305-573-1410 fax

     With copy to:                David M. Goldstein, Esquire
                                  100 SE 2nd Street, Suite 2750
                                  Miami, Florida 33131
                                  305-372-3535
                                  305-577-8232 fax
        or such other address or to such other person as any party shall designate to the others for such purpose in the manner herein above set forth.

   12. If any provision or any portion of any provision of this Agreement, or the application of any such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portion of such provision and remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

   13. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

        IN WITNESS WHEREOF, the parties to this Agreement by their duly authorized representatives have executed this Agreement in one or more counterpart(s) as of this 13th day of June, 2000. This Agreement supercedes any and all prior agreements between the parties.


Witnessed:                   AS TO THE PARTIES:


                             TOTAL ENTERTAINMENT, INC.

__________________           By:  ________________________

__________________                ___________________, President


                             RMR ADVERTISING, INC.

[SIGNATURE APPEARS HERE]        [SIGNATURE APPEARS HERE]
________________________    By:  _________________________

[SIGNATURE APPEARS HERE]         ROBERT ROTH
________________________         ___________________, President